Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

Intevac Announces Second Quarter 2023 Financial Results

Santa Clara, Calif.—August 2, 2023—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended July 1, 2023.

“2023 has been a year of both immense change for Intevac, as well as tremendous opportunity,” commented Nigel Hunton, president and chief executive officer. “We are excited about continued progress in our joint development program for our groundbreaking TRIO™ platform year to date. Our JDA Partner, one of the world’s leading innovators in glass and glass-ceramic materials for mobile consumer electronics applications, with whom we entered into a joint development agreement for the TRIO platform in fiscal 2022, is currently evaluating the TRIO tool built by Intevac. The next step will be to move into the formal qualification cycle planned for this month. This partnership presents significant potential for revenue growth for Intevac as we look toward the next few years. During this period, while visibility in the hard disk drive (HDD) industry continues to present operational challenges for a company of our size, there is no doubt that our differentiated position as a key technology enabler is reinforcing the importance of our partnerships with our customers in the critical advancements of the industry’s technology roadmap. Finally, we expect our current restructuring efforts, which are anticipated to be completed by the end of the third quarter, will enable the Company to be cash-flow neutral from the P&L for fiscal 2024.”

($ Millions, except per share amounts)

	Three Months Ended July 1, 2023		Three Months Ended July 2, 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$10.3	$10.3	$9.3	$9.3
Operating Loss	$(5.5)	$(5.5)	$(2.4)	$(2.4)
Net Loss	$(4.9)	$(4.9)	$(2.8)	$(2.6)
Net Loss per Share	$(0.19)	$(0.19)	$(0.11)	$(0.10)

	Six Months Ended July 1, 2023		Six Months Ended July 2, 2022
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$21.8	$21.8	$13.8	$13.8
Operating Loss	$(9.9)	$(9.9)	$(10.1)	$(7.4)
Net Loss	$(8.8)	$(9.1)	$(10.7)	$(7.6)
Net Loss per Share	$(0.34)	$(0.35)	$(0.43)	$(0.30)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program and (iii) discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Second Quarter 2023 Summary

Revenues were $10.3 million, compared to $9.3 million in the second quarter of 2022, and consisted of one 200 Lean HDD system, one refurbished 200 Lean HDD system, HDD upgrades, spares and service. Gross margin was 24.9%, compared to 48.2%, in the second quarter of 2022, and was lower than forecast due to approximately $0.9 million of incremental materials, labor and overhead charges during the quarter. Operating expenses were $8.0 million, compared to $6.9 million in the second quarter of 2022. The operating loss was $5.5 million compared to $2.4 million in the second quarter of 2022.

The net loss for the quarter was $4.9 million, or $0.19 per diluted share, compared to a net loss of $2.8 million, or $0.11 per diluted share, in the second quarter of 2022. The non-GAAP net loss for the second quarter of 2023 was $4.9 million, or $0.19 per diluted share, compared to a non-GAAP net loss of $2.6 million, or $0.10 per diluted share, in the second quarter of 2022.

Order backlog was $58.2 million on July 1, 2023, compared to $120.7 million on April 1, 2023 and $100.2 million on July 2, 2022. Backlog at July 1, 2023 included two 200 Lean HDD systems. Backlog at April 1, 2023 and at July 2, 2022 included eleven 200 Lean HDD systems.

The Company ended the quarter with $73.9 million of total cash, cash equivalents, restricted cash and investments and $116.0 million in tangible book value.

First Six Months 2023 Summary

Revenues were $21.8 million, compared to first-half 2022 revenues of $13.8 million, and consisted of one 200 Lean HDD system, one refurbished 200 Lean HDD system, HDD upgrades, spares and service. Gross margin was 33.4%, compared to 37.9% in the first six months of 2022. Operating expenses were $17.2 million, compared to $15.3 million in the first six months of 2022. The net loss was $8.8 million, or $0.34 per diluted share, compared to a net loss of $10.7 million, or $0.43 per diluted share, for the first six months of 2022.

Subsequent Event

During the third quarter of fiscal 2023, Intevac substantially completed implementation of a cost reduction plan (the “2023 Cost Reduction Plan”), which is intended to reduce expenses by reducing our workforce by approximately 25 percent including employees and contractors. Intevac expects to incur restructuring costs of $1.8 million in estimated severance and other employee-related expenses associated with the 2023 Cost Reduction Plan. Substantially all cash outlays in connection with the 2023 Cost Reduction Plan are expected to occur in the third quarter of fiscal 2023. Implementation of the 2023 Cost Reduction Plan is expected to reduce salary, wages, and other employee-related expenses and contractor payments by approximately $4.0 million on an annual basis.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges, fixed asset disposals associated with a restructuring program and discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13739934. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/register/intevac080223/en or on the Company’s investor relations website at https://ir.intevac.com/. For those unable to attend live, an archived webcast of the call will be available at the same link.

About Intevac

Founded in 1991, we are a leading provider of thin-film process technology and manufacturing platforms for high-volume manufacturing environments. As a long-time supplier to the hard disk drive (HDD) industry, over the last 20 years we have delivered over 180 of our industry-leading 200 Lean® systems, which currently represent the majority of the world’s capacity for HDD disk media production. Today, we believe that all of the technology upgrade initiatives for next-generation media for the HDD industry, are being deployed on our 200 Lean platform. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also are leveraging our technology and know-how for additional applications, such as coatings for consumer devices.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc. and TRIO™ is a trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global economic impacts of COVID-19 including shipment delays, availability of components, supply chain constraints and other disruptions related to COVID-19, and changes in market dynamics that could change the delivery schedule of our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Intevac does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net revenues	$10,301	$9,307	$21,843	$13,752
Gross profit	2,570	4,487	7,289	5,209
Gross margin	24.9%	48.2%	33.4%	37.9%
Operating expenses
Research and development	3,647	2,868	7,620	7,028
Selling, general and administrative	4,375	4,016	9,575	8,265

Total operating expenses	8,022	6,884	17,195	15,293

Total operating loss	(5,452)	(2,397)	(9,906)	(10,084)
Interest and other income (expense), net	650	317	1,322	310

Loss from continuing operations before provision for income taxes	(4,802)	(2,080)	(8,584)	(9,774)
Provision for income taxes	116	500	502	526

Net loss from continuing operations	(4,918)	(2,580)	(9,086)	(10,300)
Net income (loss) from discontinued operations, net of taxes	40	(238)	317	(373)

Net loss	$(4,878)	$(2,818)	$(8,769)	$(10,673)

Net income (loss) per share
Basic and diluted - continuing operations	$(0.19)	$(0.10)	$(0.35)	$(0.41)
Basic and diluted - discontinued operations	$0.00	$(0.01)	$0.01	$(0.01)
Basic and diluted - net loss	$(0.19)	$(0.11)	$(0.34)	$(0.43)
Weighted average common shares outstanding Basic and diluted	26,032	25,141	25,907	24,970

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	July 1, 2023	December 31, 2022
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$67,602	$94,445
Accounts receivable, net	20,211	15,823
Inventories	46,293	30,003
Prepaid expenses and other current assets	1,914	1,898

Total current assets	136,020	142,169
Long-term investments	5,550	17,585
Restricted cash	785	786
Property, plant and equipment, net	7,288	3,658
Operating lease right-of-use-assets	2,266	3,390
Intangible assets, net	1,022	1,090
Deferred income tax and other long-term assets	4,187	4,381

Total assets	$157,118	$173,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current operating lease liabilities	$2,456	$3,404
Accounts payable	10,421	11,610
Accrued payroll and related liabilities	3,416	3,087
Other accrued liabilities	1,376	5,430
Contract advances	20,248	2,444

Total current liabilities	37,917	25,975
Non-current liabilities
Non-current operating lease liabilities	687	1,417
Contract advances	1,482	22,215
Other non-current liabilities	29	—

Total non-current liabilities	2,198	23,632
Stockholders’ equity
Common stock ($0.001 par value)	26	26
Additional paid-in capital	208,672	206,355
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive loss	(190)	(193)
Accumulated deficit	(61,954)	(53,185)

Total stockholders’ equity	117,003	123,452

Total liabilities and stockholders’ equity	$157,118	$173,059

Note: Amounts as of December 31, 2022 are derived from the December 31, 2022 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(5,452)	$(2,397)	$(9,906)	$(10,084)
Restructuring charges [1]	—	—	—	1,232
Loss on fixed asset disposals[2]	—	—	—	1,453

Non-GAAP Operating Loss	$(5,452)	$(2,397)	$(9,906)	$(7,399)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(4,878)	$(2,818)	$(8,769)	$(10,673)
Continuing operations:
Restructuring charges [1]	—	—	—	1,232
Loss on fixed asset disposals[2]	—	—	—	1,453
Income tax effect of non-GAAP adjustments[3]	—	—	—	—
Discontinued operations[4]	(40)	238	(317)	373

Non-GAAP Net Loss	$(4,918)	$(2,580)	$(9,086)	$(7,615)

Non-GAAP Net Loss Per Diluted Share
Reported net loss per diluted share (GAAP basis)	$(0.19)	$(0.11)	$(0.34)	$(0.43)
Continuing operations:
Restructuring charges [1]	$—	$—	$—	$0.05
Loss on fixed asset disposals[2]	—	—	—	0.06
Discontinued operations[4]	(0.00)	0.01	(0.01)	0.01
Non-GAAP Net Loss Per Diluted Share	$(0.19)	$(0.10)	$(0.35)	$(0.30)
Weighted average number of diluted shares	26,032	25,141	25,907	24,970

[1]

Results for the six months ended July 2, 2022 include severance and other employee-related costs related to a restructuring program. Restructuring costs for the six months ended July 2, 2022 include $1.2 million for estimated severance and the related modification of certain stock-based awards.

[2]	The amount represents fixed asset disposals under the 2022 restructuring plan.
[3]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[4]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.